Consent of Independent Certified Public Accountants

     We have issued our report dated May 16, 2003 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 5 as of March 30, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP

Chicago, Illinois
July 25, 2003